                   American Business Financial Services, Inc.
                                      Notes
               (Investment Notes and Uninsured Money Market Notes)

                                Rate Supplement

                      Prospectus Supplement dated 3/29/04



                   Term            Rate       Annual Yield*
        |-----------------------|-----------------------------|
        |                       |                             |
        |        3-5 mos.       |  7.90%         8.21%        |
        |                       |                             |
        |       6-11 mos.       |  9.75%        10.23%        |
        |                       |                             |
        |      12-14 mos.       | 10.43%        10.99%        |
        |                       |                             |
        |      15-29 mos        | 10.90%        11.51%        |
        |                       |                             |
        |     30-120 mos.       | 10.95%        11.57%        |
        |                       |                             |
        |     Uninsured         |  4.88%         5.00%        |
        |  Money Market Note**  |                             |
        |                       |                             |
        |-----------------------|-----------------------------|

                          Minimum Investment is $1,000
       For investments of $100,000 or more, please contact us for rates.

AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI)

An offer can be made only by the Prospectus dated November 7, 2003 and Prospectus Supplement dated February 17, 2004, delivered in conjunction with this Rate Supplement. See "Risk Factors" in the Prospectus for a discussion of certain factors which should be considered in connection with an investment in the Notes.

The Annual Yield assumes all interest reinvested daily for 1 year. For terms less than 1 year: Annual Yield provided for comparison purposes; actual yield to maturity will be less.

These rates are available from March 29, 2004 through April 12 2004.

**The interest paid on the Uninsured Money Market Notes is subject to change from time to time at the sole discretion of ABFS provided that such rates shall not be reduced below 4% per year. Written notice of any decrease in rate will be provided to holders of such Notes at least 14 days prior to the effective date of the change. No notice will be provided in connection with an increase in the interest rate paid on such Notes.

You may obtain an additional copy of the Prospectus dated November 7, 2003 and Prospectus Supplement dated February 17, 2004 free of charge from American Business Financial Services, Inc. by calling (800)776-4001.

   Investment Notes and Uninsured Money Market Notes represent obligations of
    ABFS and are not certificates of deposit or insured or guaranteed by the
                     FDIC or any other governmental agency.


                              [GRAPHIC OMITTED](SM)
                      AMERICAN BUSINESS FINANCIAL SERVICES

                   PO Box 11716 o Philadelphia, PA 19101-9928
                              www. ABFSonline.com
                      For information call 1-800-776-4001

                   American Business Financial Services, Inc.
                                      Notes
               (Investment Notes and Uninsured Money Market Notes)

Special Rates
for New Investors!

                                 Rate Supplement
                       Prospectus Supplement dated 3/29/04


                   Term            Rate       Annual Yield*
        |-----------------------|-----------------------------|
        |                       |                             |
        |        3-5 mos.       |  8.15%         8.49%        |
        |                       |                             |
        |       6-11 mos.       | 10.00%        10.51%        |
        |                       |                             |
        |      12-14 mos.       | 10.68%        11.26%        |
        |                       |                             |
        |      15-29 mos        | 11.15%        11.79%        |
        |                       |                             |
        |     30-120 mos.       | 11.20%        11.84%        |
        |                       |                             |
        |     Uninsured         |  4.88%         5.00%        |
        |  Money Market Note**  |                             |
        |                       |                             |
        |-----------------------|-----------------------------|

                          Minimum Investment is $1,000
        For investments of $100,000 or more, please contact us for rates.

AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI)

An offer can be made only by the Prospectus dated November 7, 2003 and Prospectus Supplement dated February 17, 2004, delivered in conjunction with this Rate Supplement. See "Risk Factors" in the Prospectus for a discussion of certain factors which should be considered in connection with an investment in the Notes.

* The Annual Yield assumes all interest reinvested daily for 1 year. For terms less than 1 year: Annual Yield provided for comparison purposes; actual yield to maturity will be less.

These rates are available from March 29, 2004 through April 12 2004.

**The interest paid on the Uninsured Money Market Notes is subject to change from time to time at the sole discretion of ABFS provided that such rates shall not be reduced below 4% per year. Written notice of any decrease in rate will be provided to holders of such Notes at least 14 days prior to the effective date of the change. No notice will be provided in connection with an increase in the interest rate paid on such Notes.

You may obtain an additional copy of the Prospectus dated November 7, 2003 and Prospectus Supplement dated February 17, 2004 free of charge from American Business Financial Services, Inc. by calling (800)776-4001.

   Investment Notes and Uninsured Money Market Notes represent obligations of
    ABFS and are not certificates of deposit or insured or guaranteed by the
                     FDIC or any other governmental agency.


                              [GRAPHIC OMITTED](SM)
                      AMERICAN BUSINESS FINANCIAL SERVICES

                   PO Box 11716 o Philadelphia, PA 19101-9928
                               www. ABFSonline.com
                       For information call 1-800-776-4001

                   American Business Financial Services, Inc.
                                      Notes
               (Investment Notes and Uninsured Money Market Notes)

                                 Rate Supplement
                      for Renewing Investment Note holders

                              Prospectus Supplement

                                  Dated 3/18/04

                          |-------------------------|  |--------------------------------|
                          |     Other Investors     |  |      Renewing Investors        |
                          |-------------------------|  |--------------------------------|
           Term            Rate       Annual Yield*    Rate Bonus    Rate   Annual Yield*
|-----------------------|---------------------------|-------------|---------------------|
|                       |                           |             |                     |
|        3-5 mos.       |  7.90%         8.21%      |     .25     |  8.15%     8.49%    |
|                       |                           |             |                     |
|       6-11 mos.       |  9.75%        10.23%      |     .25     | 10.00%    10.51%    |
|                       |                           |             |                     |
|      12-14 mos.       | 10.43%        10.99%      |     .50     | 10.93%    11.54%    |
|                       |                           |             |                     |
|      15-29 mos.       | 10.90%        11.51%      |     .35     | 11.25%    11.90%    |
|                       |                           |             |                     |
|     30-120 mos.       | 10.95%        11.57%      |     .35     | 11.30%    11.96%    |
|                       |                           |             |                     |
|     Uninsured         |  4.88%         5.00%      |     N/A     |  4.88%     5.00%    |
|  Money Market Note**  |                           |             |                     |
|                       |                           |             |                     |
|-----------------------|---------------------------|-------------|---------------------|

                          Minimum Investment is $1,000
        For investments of $100,000 or more, please contact us for rates.

Renewing Investor Rates are effective April 1, 2004 through April 12, 2004 and apply as follows: (1) to the reinvestment of all or a portion of the principal and interest due at maturity, and (2) to additional investments made by noteholders who reinvest all principal and interest due at maturity.

  AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI)

An offer can only be made by the Prospectus dated November 7, 2003 and Prospectus Supplement dated February 17, 2004, delivered in conjunction with this Rate Supplement. See "Risk Factors" in the Prospectus for a discussion of certain factors which should be considered in connection with an investment in the Notes.

* The Annual Yield assumes all interest reinvested daily for 1 year. For terms less than 1 year: Annual Yield provided for comparison purposes; actual yield to maturity will be less.

** The interest paid on the Uninsured Money Market Notes is subject to change from time to time at the Company's sole discretion provided that such rates shall not be reduced below 4% per year. Written notice of any decrease in rate will be provided to holders of such Notes at least 14 days prior to the effective date of the change. No notice will be provided in connection with an increase in the interest rate paid on such Notes.

You may obtain an additional copy of the Prospectus dated November 7, 2003 and Prospectus Supplement dated February 17, 2004 free of charge from American Business Financial Services, Inc. by calling (800)776-4001.


   Investment Notes and Uninsured Money Market Notes represent obligations of
    ABFS and are not certificates of deposit or insured or guaranteed by the
                     FDIC or any other governmental agency.


                              [GRAPHIC OMITTED](SM)
                      AMERICAN BUSINESS FINANCIAL SERVICES

                   PO Box 11716 o Philadelphia, PA 19101-9928
                               www. ABFSonline.com
                       For information call 1-800-776-4001

                   American Business Financial Services, Inc.
                                      Notes
               (Investment Notes and Uninsured Money Market Notes)

                                 Rate Supplement
                       Prospectus Supplement dated 3/17/04


                   Term            Rate       Annual Yield*
        |-----------------------|-----------------------------|
        |                       |                             |
        |        3-5 mos.       |  8.16%         8.50%        |
        |                       |                             |
        |       6-11 mos.       |  9.81%        10.30%        |
        |                       |                             |
        |        9 mos.         | 10.43%        10.99%        |
        |                       |                             |
        |      12-23 mos.       | 11.00%        11.62%        |
        |                       |                             |
        |        13 mos         | 11.34%        12.00%        |
        |                       |                             |
        |      24-29 mos.       | 10.44%        11.00%        |
        |                       |                             |
        |     30-120 mos.       | 10.89%        11.50%        |
        |                       |                             |
        |     Uninsured         |  4.88%         5.00%        |
        |  Money Market Note**  |                             |
        |                       |                             |
        |-----------------------|-----------------------------|

                          Minimum Investment is $1,000
        For investments of $100,000 or more, please contact us for rates.

  AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI)

An offer can be made only by the Prospectus dated November 7, 2003 and Prospectus Supplement dated February 17, 2004, delivered in conjunction with this Rate Supplement. See "Risk Factors" in the Prospectus for a discussion of certain factors which should be considered in connection with an investment in the Notes.

* The Annual Yield assumes all interest reinvested daily at the stated rate for one year. Yield to maturity for terms shorter than one year will be less.

These rates are available from March 17, 2004 through March 28, 2004.

**The interest paid on the Uninsured Money Market Notes is subject to change from time to time at the sole discretion of ABFS provided that such rates shall not be reduced below 4% per year. Written notice of any decrease in rate will be provided to holders of such Notes at least 14 days prior to the effective date of the change. No notice will be provided in connection with an increase in the interest rate paid on such Notes.

You may obtain an additional copy of the Prospectus dated November 7, 2003 and Prospectus Supplement dated February 17, 2004 free of charge from American Business Financial Services, Inc. by calling (800)776-4001.

   Investment Notes and Uninsured Money Market Notes represent obligations of
    ABFS and are not certificates of deposit or insured or guaranteed by the
                     FDIC or any other governmental agency.


                              [GRAPHIC OMITTED](SM)
                      AMERICAN BUSINESS FINANCIAL SERVICES

                   PO Box 11716 o Philadelphia, PA 19101-9928
                               www. ABFSonline.com
                       For information call 1-800-776-4001

                   American Business Financial Services, Inc.
                                      Notes
               (Investment Notes and Uninsured Money Market Notes)

Special Rates
for new investors

                                 Rate Supplement
                       Prospectus Supplement dated 3/17/04

                   Term            Rate       Annual Yield*
        |-----------------------|-----------------------------|
        |                       |                             |
        |        3-5 mos.       |  8.39%         8.75%        |
        |                       |                             |
        |       6-11 mos.       | 10.04%        10.55%        |
        |                       |                             |
        |        9 mos.         | 10.43%        10.99%        |
        |                       |                             |
        |      12-23 mos.       | 11.20%        11.84%        |
        |                       |                             |
        |        13 mos         | 11.56%        12.25%        |
        |                       |                             |
        |      24-29 mos.       | 10.67%        11.25%        |
        |                       |                             |
        |     30-120 mos.       | 11.12%        11.75%        |
        |                       |                             |
        |     Uninsured         |  4.88%         5.00%        |
        |  Money Market Note**  |                             |
        |                       |                             |
        |-----------------------|-----------------------------|

                          Minimum Investment is $1,000
        For investments of $100,000 or more, please contact us for rates.

                            For new investors only.

  AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI)

An offer can be made only by the Prospectus dated November 7, 2003 and Prospectus Supplement dated February 17, 2004, delivered in conjunction with this Rate Supplement. See "Risk Factors" in the Prospectus for a discussion of certain factors which should be considered in connection with an investment in the Notes.

* The Annual Yield assumes all interest reinvested daily at the stated rate for one year. Yield to maturity for terms shorter than one year will be less.

These rates are available from March 17, 2004 through March 28, 2004.

**The interest paid on the Uninsured Money Market Notes is subject to change from time to time at the sole discretion of ABFS provided that such rates shall not be reduced below 4% per year. Written notice of any decrease in rate will be provided to holders of such Notes at least 14 days prior to the effective date of the change. No notice will be provided in connection with an increase in the interest rate paid on such Notes.

You may obtain an additional copy of the Prospectus dated November 7, 2003 and Prospectus Supplement dated February 17, 2004 free of charge from American Business Financial Services, Inc. by calling (800)776-4001.

   Investment Notes and Uninsured Money Market Notes represent obligations of
    ABFS and are not certificates of deposit or insured or guaranteed by the
                     FDIC or any other governmental agency.


                              [GRAPHIC OMITTED](SM)
                      AMERICAN BUSINESS FINANCIAL SERVICES


                   PO Box 11716 o Philadelphia, PA 19101-9928
                               www. ABFSonline.com
                       For information call 1-800-776-4001

Spring is right around the corner

and so is this Investment Opportunity...

Spring is right around the corner!

For just a short time, we are offering the following Investment Opportunity:

                        9 Months / 10.99% Annual Yield*

                       This offer expires March 28, 2004.

*Assumes all interest remains invested for one year. Yield to maturity for terms shorter than one year will be less.

Investment Notes and Uninsured Money Market Notes represent obligations of ABFS, and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.

Offer made by Prospectus dated November 7, 2003, Prospectus Supplement dated February 17, 2004, and Rate Supplement dated March 17, 2004







                              [GRAPHIC OMITTED](SM)
                      AMERICAN BUSINESS FINANCIAL SERVICES


                 100 Penn Square East o Philadelphia, PA 19107